Exhibit 10.1

AMENDMENT NO. 2 TO RAIL TRANSPORTATION SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO RAIL TRANSPORTATION SERVICES AGREEMENT (this “Amendment”), is entered into and effective as of the 15th day of November, 2018 (the “Effective Date”), by and between Green Plains Logistics LLC (the “Operator”) and Green Plains Trade Group LLC (the “Customer”).  Customer and Operator are sometimes referred to in this Agreement as the “Parties” and individually as a “Party”.

WHEREAS, Green Plains Bluffton LLC and Green Plains Holdings II LLC (collectively, the “Sellers”) and Valero Renewable Fuels Company, LLC (the “Buyer”) have entered into the Asset Purchase Agreement dated October 8, 2018 (“APA”) for the purchase by Buyer of Sellers’ ethanol plants in Bluffton, Indiana, Lakota, Iowa and Riga, Michigan (collectively, the “Ethanol Plants”), as well as certain related assets and assumed liabilities, including, in conjunction, the assignment of certain railcar tank assets to Buyer (the “Transaction”); and

WHEREAS, in connection with the Transaction, Green Plains Inc. has agreed to purchase certain of Operator’s assets, including the assignment of certain railcar tank assets from Operator.

WHEREAS, Operator wishes to amend the Rail Transportation Services Agreement effective July 1, 2015 between the Parties (the “Agreement”) on the terms and conditions set forth herein, and may further amend the Agreement and desires to do so each time an Exhibit D changes due to the assignment of certain tank railcar assets in accordance with the APA;

NOW THEREFORE, in consideration of the mutual premises of the Parties and covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.	Section 1.e. of the Agreement is hereby replaced in its entirety with the following:

e.

Minimum Capacity Commitment.  Effective as of the date of closing of the Transaction, the minimum daily railcar volumetric capacity provided by Operator to the Customer, measured in gallons shall be 89.25 million (the “Minimum Capacity Commitment”).  Each Exhibit D affected by the Transaction shall be amended following the date of closing of the Transaction once the assignment of specific railcar tank assets has been determined. Customer shall have the right to deliver the applicable Minimum Capacity Commitment at Loading Points each calendar day during the Term subject to all other terms and conditions in this Agreement.  In the event Customer has additional Customer Product available to ship during a month, Customer will notify Operator of the availability of such Customer Product. Operator will use its best efforts to accommodate such additional Customer Product over and above the applicable Minimum Capacity Commitment, and Customer and Operator will negotiate in good faith the terms of providing Rail Services with respect to such additional Customer Product.

2.	Section 3.a.i. of the Agreement is hereby replaced in its entirety with the following:

a.	Rail Transportation Services:

i.

Each month, Customer shall pay to Operator a fee for Rail Services with respect to daily railcar volumetric capacity provided by Operator in an amount equal to: (i) the Minimum Capacity Commitment, stated in gallons, as may be adjusted per Exhibit D, stated in gallons, multiplied by (ii) the amount set forth in each Exhibit D, divided by (iii) 365, multiplied by (iv) the number of days in the month (collectively, the “Rail Transportation Services Fee”).

3.	Section 16 of the Agreement is hereby replaced in its entirety with the following:

16.  Amendment and Waiver.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either Party unless such modification, amendment or waiver is approved in writing and countersigned by each Party hereto.  The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  The addition of any person as a Party to this Agreement shall not constitute a modification or amendment to any provision of this Agreement.  The Parties may amend the Agreement with just the addition of an additional Exhibit D or amendments to any Exhibit D, signed by the Parties, when Operator has added or removed volumetric capacity for which Customer has agreed to use Operator to provide Rail Services pursuant to the terms hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

OPERATOR: GREEN PLAINS LOGISTICS LLC

Signature:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	Chief Legal & Administration Officer

CUSTOMER: GREEN PLAINS TRADE GROUP LLC

Signature:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	Chief Legal & Administration Officer